Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 25, 2017, by and among SURGERY CENTER HOLDINGS, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, each of the Issuer, the Guarantors (as defined therein) party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of March 31, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $400,000,000 of 8.875% Senior Notes due 2021 (the “Notes”) of the Issuer;
WHEREAS, the Issuer proposes to amend the Indenture as contemplated by this Supplemental Indenture (such amendments, collectively, the “Amendments”);
WHEREAS, pursuant to Section 9.2 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture and the Notes as contemplated by this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes issued under the Indenture;
WHEREAS, the Issuer has obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, pursuant to the Consent Solicitation Statement, dated as of May 18, 2017 (as amended, supplemented, waived or otherwise modified from time to time, the “Consent Solicitation Statement”), to the Amendments upon the terms and subject to the conditions set forth therein;
Whereas, the Issuer has done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer in accordance with the terms of the Indenture and has satisfied all other conditions required under Section 9.2, 9.6 and 13.4 of the Indenture; and
WHEREAS, pursuant to Section 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the Issuer agrees with the Trustee as follows:
Article I
DEFINITIONS
SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as defined in the Indenture, the preamble or the recitals, as the case may be. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
Article II
AMENDMENTS TO THE INDENTURE AND THE NOTES
SECTION 2.1. Operative Time. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall be in full force and effect. The amendments in this Article II shall become operative upon payment by the Issuer of the Consent Consideration (as defined in the Consent Solicitation Statement) to the Information and Tabulation Agent

(as defined in the Consent Solicitation Statement) (the “Operative Time”). Effective as of the Operative Time, automatically and without any further action by any Person, the Supplemental Indenture hereby amends the Indenture and the Notes as provided for in this Article II. The Issuer shall give the Trustee prompt written notice (which may be by electronic mail) of the occurrence of the Operative Time.
SECTION 2.2 Amendments to the Indenture.
(a) Effective as of the Operative Time, automatically and without requirement of any further action by any Person, the following defined terms appearing in Section 1.1 of the Indenture are hereby amended and restated to read in their entirety as follows (the “Amended Defined Terms”):
“Change of Control” means the occurrence of any of the following events:
(1)    the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parents holding directly or indirectly 100% of the voting power of the Voting Stock of the Issuer; or
(2)    the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by way of merger, consolidation or amalgamation or other business combination transaction) of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Restricted Subsidiary or one or more Permitted Holders;
provided, however, that none of, individually or in the aggregate, (i) the issuance to BCPE Seminole Holdings LP, a Delaware limited partnership (the “Stock Purchaser”), or any of its designees, of shares of preferred stock of the Parent pursuant to that certain Securities Purchase Agreement, dated as of May 9, 2017, by and among Parent and the Stock Purchaser, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time or (ii) the purchase by the Stock Purchaser, or any of its designees, of shares of common stock of Parent from H.I.G. Surgery Centers, LLC pursuant to that certain Stock Purchase Agreement, dated as of May 9, 2017, by and among H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P., the Stock Purchaser and the Parent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, will constitute a Change of Control.
“Sponsor” means any of (i) Bain Capital Private Equity, LP and/or any of its Affiliates (including, as applicable, investment vehicles, related funds, general partners thereof and limited partners thereof, but solely to the extent any such limited partners are directly or indirectly participating as investors pursuant to a side-by-side investing arrangement, but excluding, however, any portfolio company of any of the foregoing) and/or (ii) solely on and prior to the consummation of the Consent Solicitation Transactions, H.I.G. Capital, LLC and any of its Affiliates and funds or partnerships managed or advised by H.I.G. Capital, LLC or any of its Affiliates, but not including, however, any portfolio company of any of the foregoing.

(b) Effective as of the Operative Time, automatically and without requirement of any further action by any Person, Section 1.1 of the Indenture is hereby amended to add the following defined term in its proper alphabetical location:
“Consent Solicitation Transactions” means the “Transactions” as defined in the Issuer’s Consent Solicitation Statement, dated as of May 18, 2017, as amended, supplemented, waived or otherwise modified from time to time.
SECTION 2.3 Amendment to the Notes. The Notes include direct or indirect references to certain of the defined terms of the Indenture amended pursuant to Section 2.2 hereof. Effective as of the Operative Time, automatically and without requirement of any further action by any Person, such provisions under the Notes are hereby deemed amended, as applicable, to refer to the Amended Defined Terms.
Article III
OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.2. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.4. Benefits Acknowledged. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.
SECTION 3.5. Reference to and Effect on the Indenture; Ratification of Indenture. At and after the Operative Time, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 3.6. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
SECTION 3.7. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.8. Effect of Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.9. Jurisdiction. The parties hereto agree that any suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon them, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon such judgment.
SECTION 3.10. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER

SURGERY CENTER HOLDINGS, INC., as Issuer

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

GUARANTORS

AMBULATORY RESOURCE CENTRES INVESTMENT COMPANY, LLC
AMBULATORY RESOURCE CENTRES OF WASHINGTON, INC.
AMBULATORY RESOURCE CENTRES OF WILMINGTON, INC.
ANESTHESIOLOGY PROFESSIONAL SERVICES, INC.
APS OF BRADENTON, LLC
APS OF MERRITT ISLAND, LLC
APS OF HAMMOND, LLC
ARC DEVELOPMENT CORPORATION
ARC FINANCIAL SERVICES CORPORATION
ASC OF NEW ALBANY, LLC
COMPLETE CARE PHARMACY, LLC
HAMMOND ANESTHESIA SERVICES, LLC
LOGAN LABORATORIES, LLC
LUBBOCK SURGICENTER, INC.
MEDICAL BILLING SOLUTIONS, LLC
MIDWEST UNCUTS, INC.
NEOSPINE SURGERY OF PUYALLUP, LLC
NEOSPINE SURGERY, LLC
NOVAMED ACQUISITION COMPANY, INC.
NOVAMED ALLIANCE, INC.
NOVAMED MANAGEMENT OF KANSAS CITY, INC.
NOVAMED MANAGEMENT SERVICES, LLC
NOVAMED OF BETHLEHEM, INC.
NOVAMED OF LEBANON, INC.
NOVAMED OF SAN ANTONIO, INC.
NOVAMED OF TEXAS, INC.
NOVAMED OF WISCONSIN, INC.
NOVAMED, INC.
PATIENT EDUCATION CONCEPTS INC.
PHYSICIANS SURGICAL CARE, INC.

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

GUARANTORS

PSC DEVELOPMENT COMPANY, LLC
PSC OPERATING COMPANY, LLC
RIVERSIDE SPINE & PAIN PHYSICIANS, LLC
RIVERSIDE BILLING AND MANAGEMENT COMPANY, LLC
RIVERSIDE ANESTHESIA SERVICES, LLC
SAINT THOMAS COMPOUNDING LLC
SARASOTA ANESTHESIA SERVICES, LLC
SARC/ASHEVILLE, INC.
SARC/CIRCLEVILLE, INC.
SARC/FT. MYERS, INC.
SARC/GEORGIA, INC.
SARC/JACKSONVILLE, INC.
SARC/KENT, LLC
SARC/LARGO ENDOSCOPY, INC.
SARC/LARGO, INC.
SARC/PROVIDENCE, LLC
SARC/ST. CHARLES, INC.
SARC/VINCENNES, INC.
SMBI DOCS, LLC
SMBI GREAT FALLS, LLC
SMBI HAVERTOWN, LLC
SMBI IDAHO, LLC
SMBI JACKSON, LLC
SMBI LHH, LLC
SMBI PORTSMOUTH, LLC
SMBI STLWSC, LLC
SMBIMS BIRMINGHAM, INC.
SMBIMS DURANGO, LLC
SMBIMS FLORIDA I, LLC
SMBIMS GREENVILLE, LLC
SMBIMS KIRKWOOD, LLC
SMBIMS STEUBENVILLE, INC.
SMBIMS WICHITA, LLC
SMBISS BEVERLY HILLS, LLC

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

GUARANTORS

SMBISS CHESTERFIELD, LLC
SMBISS ENCINO, LLC
SMBISS IRVINE, LLC
SMBISS THOUSAND OAKS, LLC
SURGERY PARTNERS ACQUISITION COMPANY, INC.
SURGERY PARTNERS OF CORAL GABLES, LLC
SURGERY PARTNERS OF LAKE MARY, LLC
SURGERY PARTNERS OF LAKE WORTH, LLC
SURGERY PARTNERS OF MERRITT ISLAND, LLC
SURGERY PARTNERS OF MILLENIA, LLC
SURGERY PARTNERS OF NEW TAMPA, LLC
SURGERY PARTNERS OF PARK PLACE, LLC
SURGERY PARTNERS OF SARASOTA, LLC
SURGERY PARTNERS OF SUNCOAST, LLC
SURGERY PARTNERS OF WEST KENDALL, L.L.C.
SURGERY PARTNERS OF WESTCHASE, LLC
SURGERY PARTNERS, LLC
SYMBION AMBULATORY RESOURCE CENTRES, INC.
SYMBION ANESTHESIA SERVICES, LLC
SYMBION HOLDINGS CORPORATION
SYMBION, INC.
SP MANAGEMENT SERVICES, INC.
TAMPA PAIN RELIEF CENTER, INC.
TEXARKANA SURGERY CENTER GP, INC.
UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
UNIPHY HEALTHCARE OF MAINE I, INC.
VASC, INC.
VILLAGE SURGICENTER, INC.

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

GUARANTORS

SP NORTH DAKOTA, LLC
By: Surgery Partners Acquisition Company, Inc., its member

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

SP PRACTICE MANAGEMENT, LLC
By: Surgery Center Holdings, Inc., its member

By: /s/ Teresa Sparks
Name: Teresa Sparks
Title: Chief Financial Officer and Executive Vice President

TRUSTEE

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ W. Thomas Morris II
Name: W. Thomas Morris II
Title:     Vice President